Exhibit 99.1
NEWS RELEASE

Contacts:	Robert Raynor Director, Investor Relations (714) 773-7620

BECKMAN COULTER AND BIOSITE AMEND DEFINITIVE ACQUISITION AGREEMENT

Strategic Rationale and Economics of Combination Support Increased Price

of $90 per Biosite Share

FULLERTON, CA, May 1, 2007—Beckman Coulter, Inc. (NYSE: BEC) announced today that it has entered into a revised merger agreement with Biosite, Inc. (NASDAQ:BSTE). Under the terms of the revised merger agreement, Beckman Coulter will acquire all of Biosite’s outstanding common stock in a cash tender offer for $90.00 per share, or approximately $1.67 billion in total on a fully diluted share basis, an increase of $5.00 per share over the original merger agreement.

Beckman Coulter will extend its tender offer for all of Biosite’s outstanding common stock until the end of the day at 12:00 midnight, Eastern Daylight Time, on Tuesday, May 15, 2007. Under the terms of the revised agreement, Beckman Coulter is no longer obligated to extend the amended offer beyond May 15, 2007, although it retains the right to do so. As of 5 p.m., New York City time, on May 1, 2007, approximately 70,000 shares had been tendered and not withdrawn.

Scott Garrett, Beckman Coulter’s President and Chief Executive Officer, said, “Our priority is to create sustainable value for Beckman Coulter’s shareholders. The compelling strategic rationale and economics of this transaction should enable us to achieve this objective at the revised price. Immunoassay testing is a primary growth driver for Beckman Coulter, and we have been expanding this business at 15% to 20% per year—more than twice the market’s growth rate—for the past several years. This product area is where most new, high-value tests come to market. Our acquisition of Biosite accelerates even further our ability to create value in this highly profitable market segment. At the revised price, we expect the transaction will immediately accelerate Beckman Coulter’s revenue growth, improve its operating margins, and, based on the specifics of the permanent financing and the timing of synergies, the transaction is expected to be essentially neutral or modestly accretive to 2008 GAAP earnings per share.”

“A major source of value in the transaction is our unmatched ability to leverage our global commercial infrastructure, expertise and installed base to expand sales of Biosite’s immunoassay tests, including B-type Natriuretic Peptide (BNP),” continued Mr. Garrett. “Only Beckman Coulter has an existing deep and successful relationship with Biosite that will allow it to move quickly to begin realizing value from this acquisition. Operationally, we expect to realize significant improvements in the efficiency of Biosite’s current supply chain and customer service channels. Longer term, we will have significant opportunities to leverage Biosite’s pipeline of novel immunodiagnostic tests across Beckman Coulter’s large and growing installed base of automated systems in hospital laboratories. Finally, the transaction creates an additional significant channel for many of Beckman Coulter’s current and future immunoassays into the near-patient testing segment.”

Mr. Garrett concluded, “Beckman Coulter will remain a disciplined and responsible acquirer, and the price in this transaction is both full and fair to Biosite shareholders, while also creating considerable value for Beckman Coulter’s shareholders. Both companies are clearly aligned in their dedication to improving patient health and reducing the cost of care.”

Under the terms of the revised agreement, substantially all outstanding Biosite stock options will be cashed out at the closing, rather than being rolled over into Beckman Coulter stock options.

All necessary regulatory clearances associated with this transaction have been received. Approval of the transaction by Beckman Coulter’s shareholders is not required.

Advisors

Morgan Stanley is acting as financial advisor to Beckman Coulter in connection with the acquisition and is serving as dealer manager for the proposed tender offer. Financing for the transaction has been fully committed by Morgan Stanley and Citigroup. Latham & Watkins, LLP is serving as legal counsel to Beckman Coulter.

About Beckman Coulter

Beckman Coulter, Inc., based in Fullerton, California, develops, manufactures and markets products that simplify, automate and innovate complex biomedical tests. More than 200,000 Beckman Coulter systems operate in laboratories around the world supplying critical information for improving patient health and reducing the cost of care. Recurring revenues, consisting of supplies, test kits, service and operating-type lease payments, represent more than 75 percent of the company’s 2006 annual sales of $2.5 billion. For more information, visit www.beckmancoulter.com.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding the anticipated closing of the above described acquisition, the expected effect of the acquisition on Beckman Coulter’s EPS, operating margins, and revenue growth, and its role in advancing Beckman Coulter’s business. These statements are based on current expectations, forecasts and assumptions. Actual results could differ materially from those anticipated by these forward-looking statements as a result of a number of factors, some of which may be beyond Beckman Coulter’s control. Among other things, these factors include the risk that the acquisition will not be completed because the tender offer did not proceed as anticipated or closing conditions to the acquisition were not satisfied. Other factors include the possibility that the company will not be able to obtain the leverage across the companies’ installed base that is anticipated, that the changes to infrastructure will not be realized or will cost more than anticipated, and that the Company’s financial results, including the number of shares outstanding, will be different from those anticipated when the effects on EPS, operating margins, and revenue growth were calculated. For a further list and description of risks and uncertainties associated with Beckman Coulter’s and Biosite’s businesses, see their reports filed with the Securities and Exchange Commission, including each company’s “Risk Factors” section in its most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Beckman Coulter disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of Biosite. Stockholders of Biosite are urged to read the tender offer materials described below because they contain important information that stockholders should consider before making any decision regarding tendering their shares. The tender offer is being made pursuant to a Tender Offer Statement on Schedule TO (including the Offer to Purchase, the related Letter of Transmittal and other tender offer materials) filed by Beckman and Louisiana Acquisition Sub with the SEC on April 2, 2007, as amended. In addition, on April 2, 2007, Biosite filed a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC related to the tender offer. The tender offer materials contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, are available free of charge on the SEC’s website (www.sec.gov) or from D.F. King & Co., Inc., the information agent for the tender offer, at (800) 769-4414 (toll free). American Stock Transfer & Trust Company is acting as depositary for the tender offer. The dealer manager for the offer is Morgan Stanley.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, Beckman Coulter and Biosite file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Beckman Coulter and Biosite at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Beckman Coulter’s and Biosite’s filings with the SEC are also available to the public from commercial document-retrieval services and the SEC’s website.